Exhibit 99.1
ISS RECOMMENDS ALLIED WORLD SHAREHOLDERS VOTE IN FAVOR OF
MERGER WITH TRANSATLANTIC
Says Approval of Merger Agreement Warrants Support
Transaction on Target to Close in the Fourth Quarter
Zug, Switzerland — September 12, 2011 — Allied World Assurance Company Holdings, AG (NYSE: AWH) today announced that Institutional Shareholder Services (ISS), a leading independent proxy advisory service, has issued a report recommending that shareholders of Allied World vote in favor of all of the proposals associated with the merger with Transatlantic Holdings, Inc. (NYSE: TRH). In the report, ISS noted that the current exchange ratio is an attractive valuation for Allied World and “approval of the merger agreement between the company and Transatlantic warrants support.”
“We firmly believe that our merger-of-equals with Transatlantic will provide the most compelling strategic and financial benefits to shareholders of both companies,” said Scott Carmilani, Chairman, President and Chief Executive Officer of Allied World. “We are very pleased that ISS has recommended that our shareholders vote in favor of the merger. With synergy estimates double that of our initial projections, integration planning well underway and a clear path to closing the transaction ahead of schedule and as early in the fourth quarter as possible, we believe the merger will result in significant value creation for shareholders of both companies.”
Allied World also stated that it was disappointed with ISS’ separate recommendation to Transatlantic’s shareholders to not support the merger. ISS recognizes the certainty and value of the Allied World and Transatlantic merger. However, by recommending a vote against the merger, Allied World believes ISS is asking Transatlantic’s shareholders to take the risk that a higher offer for Transatlantic will not emerge if the merger with Allied World is defeated.
Contrary to ISS’ recommendation to Transatlantic’s shareholders, Allied World believes there are significant strategic and financial benefits to Transatlantic’s shareholders from the TransAllied merger including:
Significant revenue synergies of over $160 million — Allied World and Transatlantic estimate an annual run rate of over $160 million in merger-related synergies, double what was originally announced. This estimate excludes revenue synergies and any potential upside from the utilization of excess capital. This increased level of synergies represents an estimated capitalized value of $12.04 per pro forma share of TransAllied, an increase of $6.02 per pro forma share from what was originally contemplated when the merger agreement was announced. It also represents an estimated capitalized value of approximately $10.58 per share to Transatlantic’s shareholders, an increase of $5.29 per share from the original projection. These estimates were calculated based on a 7.0x price to earnings multiple.
Scale and market position in the top quartile of industry — The combined company will benefit from a strengthened industry leadership position, which further helps support future growth and enhances revenue opportunities. It will also benefit from greater scale and a truly global footprint with local presence in key markets around the world. From a capital standpoint, the combined company will have nearly double Allied World’s capital base, further enhancing the combined company’s overall financial strength rating.
Strategic benefits that meet all of Transatlantic’s stated criteria for a merger partner — As Transatlantic has noted, a merger with Allied World is the only transaction that meets Transatlantic’s current strategic initiatives for long-term value creation. Allied World is uniquely positioned to meet all of Transatlantic’s stated strategic criteria for a merger. Allied World maintains a Swiss holding company structure coupled with Irish and Bermuda operations that provide a cost effective way for Transatlantic to compete globally. Additionally, Allied World has a demonstrated track record in the U.S. specialty casualty marketplace where it has enjoyed peer-leading returns on equity and growth in book value since its IPO.
Mr. Carmilani continued, “We urge shareholders of both companies to vote for the TransAllied merger and the long-term value and benefits it will provide. We remain firmly committed to the current terms of our merger agreement and look forward to closing the transaction as early as possible in the fourth quarter and realizing the unique and significant synergies and growth opportunities of the transaction.”
Allied World asks shareholders to vote for the proposals associated with the TransAllied merger agreement by signing, dating and returning their WHITE proxy card promptly.
Shareholders should contact MacKenzie Partners, Inc., who is assisting Allied World with the proxy solicitation, at (800) 322-2885 for copies of the proxy materials or questions concerning the merger.
About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.
Additional Information About the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Allied World and Transatlantic. In connection with the proposed merger, Allied World has filed with the U.S. Securities and Exchange Commission (the “SEC”), and the SEC declared effective on August 18, 2011, a registration statement on Form S-4 that includes a joint proxy statement/prospectus that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Allied World or Transatlantic may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com; or by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Allied World, Transatlantic and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this communication reflect Allied World’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Allied World’s or Transatlantic’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of Allied World’s loss reserves; Allied World or its non-U.S. subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in Allied World’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Allied World is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contacts
Media:
Faye Cook
VP, Marketing & Communications
1-441-278-5406
faye.cook@awac.com
Mike Pascale/Allyson Morris
The Abernathy MacGregor Group
1-212-371-5999
mmp@abmac.com/afm@abmac.com
Investors:
Keith J. Lennox
Investor Relations Officer
1-646-794-0750
keith.lennox@awac.com